Exhibit 21.1
EDUCATION REALTY TRUST, INC.
LIST OF SUBSIDIARIES

109 Tower FL LLC	EDR Stillwater Limited Partnership
28th and Aurora at Boulder LLC	EDR Stillwater, Inc.
319 Bragg Student Housing Auburn AL LLC	EDR Stillwater, LLC
1313 5th Street MN Holdings LLC	EDR Storrs IC LLC
1313 5th Street MN Owner LLC	EDR Storrs II LLC
3949 Lindell LLC	EDR Storrs LLC
Anderson Road Lafayette LLC	EDR Syracuse Campus West LLC
Anderson Road Oxford LLC	EDR Syracuse, LLC
Armory Illinois LLC	EDR Tallahassee I, LLC
Blacksburg VA Housing LLC	EDR Tallahassee Limited Partnership (Inactive)
Cape Place (DE), LLC (Inactive)	EDR Tallahassee, Inc. (Inactive)
Carriage House Ft Collins CO LLC	EDR Tallahassee, LLC (Inactive)
Carrollton Place, LLC	EDR Technology LLC
CD/Park7 Pittsburgh Owner LLC	EDR Tuscaloosa LLC
Centre Lubbock TX LLC	Education Realty OP GP, Inc.
Chapel Hill Durham NC LP	Education Realty OP Limited Partner Trust
Chapel Hill Durham NC GP LLC	Education Realty Operating Partnership, LP
Chapel Hill Investor LLC	Education Realty Trust, Inc.
Commons on Bridge TN Limited Partnership	Elizabeth Street CO Manager LLC
Commons on Bridge TN LLC	Elizabeth Street CO Owner LLC
Core Campus Madison LLC	Empire Pitt PA Member LLC
Core Campus Tucson II LLC	Fifth Street MN LLC
Core Minneapolis LLC	GM Westberry LLC
Corvallis OR Student Housing Owner LLC	Hawaii Student Housing Manager LLC
Cottages W. Lafayette IN LLC	Honolulu Student Housing One LLC
CV East Lansing MI LLC	HUB Manager Eugene OR LLC
District on 5th Tucson AZ LLC	HUB Manager Madison WI LLC
District on Apache Tempe AZ LLC	HUB Owner Madison WI LLC
East Edge Tuscaloosa LLC	Icon Columbia SC LLC
EDR Athens I, LLC (Inactive)	Irish Row at Vaness LLC
EDR Austin, LLC	Land Developer LLC
EDR Berkeley LLC	Lansing Properties I, LLC
EDR Berkeley LP	Lansing Housing Manager LLC
EDR Boise LLC	Lokal Fort Collins CO LLC
EDR Carbondale LLC	Louisville KY Housing Manager LLC
EDR Charlottesville LLC	Louisville KY Housing Member LLC
EDR Charlottesville Jefferson LLC	Plum Manager Ft. Collins CO LLC
EDR Charlottesville Wertland LLC	Plum Owner Ft. Collins CO LLC
EDR Columbia Limited Partnership	Pura Vida Ft. Collins CO LLC
EDR Columbia, Inc.	Province Kent OH LLC
EDR Columbia, LLC	Province Boulder CO LLC
EDR Development LLC	Renaissance Knoxville TN Inc.
EDR Employment Resources, LLC	Retreat at Blacksburg LLC
EDR Fund GP, Inc.	Retreat at State College, LLC
EDR Gainesville GP, LLC	Retreat at Louisville, LLC
EDR Gainesville Limited Partnership	River Place (DE), LLC
EDR Green Link, Inc.	RoPo Phoenix AZ LLC
EDR Greensboro, LLC	RH Blacksburg, LLC
EDR Investment Advisor Inc.	San Marcos Student Housing Manager LLC
EDR Investment Fund, LP	San Marcos Student Housing Owner LLC (Inactive)

EDR Knoxville Limited Partnership	San Marcos TX Student Housing LLC
EDR Knoxville, Inc.	Seventh Street Tempe AZ Manager LLC
EDR Knoxville, LLC	Seventh Street Tempe AZ Owner LLC
EDR Lexington I LLC	State College Housing LLC
EDR Lexington II LLC	Stillwater Student Housing Manager LLC
EDR Lexington III LLC	Stillwater Student Housing Owner LLC
EDR Lexington IV LLC	Stinson at Norman LLC
EDR Lexington V LLC	Storrs Lodges LLC
EDR Lexington VI LLC	Storrs Lodges Manager LLC
EDR Lexington VII LLC	Suites Lubbock TX LLC
EDR Lexington VIII LLC	Terraces Illinois LLC
EDR Lexington XI LLC	The Province Greenville NC GP LLC
EDR Limpar, LLC	The Province Greenville NC LP
EDR Management Inc.	Tyndall Manager Tucson AZ LLC
EDR Manager, LLC (Inactive)	Tyndall Owner Tucson AZ LLC
EDR Maplewood LLC	University Towers OP GP, LLC
EDR Marquette LLC	University Towers Operating Partnership, LP
EDR OP Development LLC	University Towers Raleigh Services, LLC
EDR Orlando Limited Partnership	University Village – Greensboro, LLC
EDR Orlando, Inc.	University Village Towers, LLC
EDR Orlando, LLC	University Village Towers, LP
EDR Oxford, LLC	Varsity Ann Arbor Equity Partners, LLC (Inactive)
EDR Phoenix, LLC	Varsity Ann Arbor MI LLC (Inactive)
EDR State College Limited Partnership	Varsity at Ann Arbor, LLC
EDR State College, Inc.	Washington Ave MN Manager LLC
EDR State College, LLC	West Clayton GA LLC